UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 5, 2004

                                Kubla Khan, Inc.
               (Exact name of registrant as specified in charter)

                                      Utah
                 (State or other jurisdiction of incorporation)

       333-46114                                           87-0650976
 ----------------------                         -------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

57-71 #High-Tech Industrial Park Nanshan, District Shenzhen, P.R. China  51805
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  011 86 755 26983825

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Item 2.  Acquisition or Disposition of Assets.

         On August 5, 2004, Kubla Khan Inc., a Utah corporation (the "Company"), entered into an agreement for the sale and purchase of shares (the "Sale Agreement") with Value Global International Limited, a British Virgin Islands company ("Value Global"), JuXiang Ruan, Top Interest International Limited ("Top Interest"), ZuHong Xu and ZaoZhen Fang, each as shareholders of Value Global, and Qian Fan and Huan Ya Tong Investment Development Co., Limited ("Huan Ya Tong"). Pursuant to the Sale Agreement, the Company will acquire all of the issued and outstanding equity securities of Value Globe and its wholly-owned subsidiary, Shenzhen Shiji Ruicheng Guaranty and Investment Co., Ltd. ("Shiji Ruicheng"). Shiji Ruicheng principally provides mortgage and auto loan/lease guarantees in consumer lending transactions, real estate development loan guarantees in real estate transactions, and contract sureties in commercial lending transactions in China. The Company intends to close the acquisition of Value Global on or before August 31, 2004 (the "Completion Date"). After the Completion Date, Value Global will be a wholly-owned subsidiary of the Company.

         Pursuant to the terms of the Sale Agreement, the Company will acquire all of the outstanding shares of Value Global and in exchange issue shares of the Company's common stock to each of the shareholders of Value Global. Based on mutually-agreed upon valuations for each of Value Global and the Company, the shareholders of Value Global will receive 46,990,000 restricted shares (the "Shares") of the Company's common stock, representing approximately 81.5 % of the outstanding common stock of the Company as of the Completion Date. In connection with the Sale Agreement, the Company entered into a Registration Rights and Lock-Up Agreement (the "Registration Rights Agreement") with the four shareholders of Value Global. Pursuant to the Registration Rights Agreement, Value Global's shareholders have agreed to a "lock up" provision whereby they will not sell or otherwise dispose of 85% of the Shares until after either the one year or two year anniversary of the Completion Date. Under this agreement, the Company also granted Value Global's shareholders certain registration rights with respect to the Shares. The Company intends to amend the Registration Rights Agreement prior to closing the transaction.

         On July 1, 2004, Value Global had acquired all of the outstanding shares of Shiji Ruicheng from Qian Fan and Huan Ya Tong pursuant to separate Stock Transfer Agreements. In order to comply with applicable Chinese regulations, the shares of Shiji Ruicheng acquired by Value Global were then placed into a trust in favor of Value Global, with Qian Fan and Huan Ya Tong serving as trustees.

About Shiji Ruicheng

         Shiji Ruicheng was formed in May 2004 primarily to provide services in Shenzhen, China, which is a rapidly growing, high-technology region of China. Shiji Ruicheng's principal business is to provide financial guarantees that are required for both business and commercial loans under Chinese banking and guarantee laws. Shiji Ruicheng provides guarantees to enable individuals to borrow monies for homes or other assets and to enable businesses to access the capital they need for expansion in the fast-growing Chinese and global markets. About 60% to 70% of Shiji Ruicheng's loans are made to consumers and the balance of the loans are made to businesses.

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         There is no material relationship between Value Global, its shareholders, Shiji Ruicheng, Qian Fan and Huan Ya Tong and the Company, or any director or officer of the Company, or any associate of any director or officer of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired

         The financial statements of Value Global International Limited required by this item will be filed by amendment.

(b)  Pro Forma Financial Information

         The pro forma financial information required by this item will be filed by amendment.

(c) Exhibits

         The following exhibits are filed herewith:

Exhibit No.           Description
-----------           -----------
2.1                   Agreement for the Sale and Purchase of Shares in
                      Value Global International Limited, dated as of
                      August 5, 2004, by and among Kubla Khan, Inc., a
                      Utah corporation, Value Global International
                      Limited, a British Virgin Islands company ("Value
                      Global"), JuXiang Ruan, Top Interest International
                      Limited, ZuHong Xu and ZaoZhen Fang, each as shareholders of Value Global, and Qian Fuan and Huan Ya Tong Investment Development Co., Limited.

99.1                  Press release of Kubla Khan, Inc., dated August 20, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                KUBLA KHAN, INC.

                                By: /s/ YaLi Xu
                                   -----------------------------------------
                                Name: YaLi Xu
                                Title:  Chief Executive Officer

Dated:  August 20, 2004

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                                  Exhibit Index


Exhibit No.           Description
-----------           -----------

2.1 Agreement for the Sale and Purchase of Shares in Value Global International Limited, dated as of August 5, 2004, by and among Kubla Khan, Inc., a Utah corporation, Value Global International Limited, a British Virgin Islands company ("Value Global"), JuXiang Ruan, Top Interest International Limited, ZuHong Xu and ZaoZhen Fang, each as a shareholder of Value Global, and Qian Fuan and Huan Ya Tong Investment Development Co., Limited.

99.1                  Press release of Kubla Khan, Inc., dated August 20, 2004.

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